UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 29, 2001


                            Commission File # 0-17383


                        ML-LEE ACQUISITION FUND II, L.P.
      (Exact name of registrant as specified in its governing instruments)


         Delaware                               04-3028398
   (State or other jurisdiction           (IRS Employer Identification No.)
     of incorporation or organization)


                       4 World Financial Center-26th Floor
                            New York, New York 10080
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (800) 288-3694

ITEM 5.  OTHER EVENTS.

         ML-Lee Acquisition Fund II, L.P. (the "Fund") holds a Senior Subordinated Note issued by Big V Supermarkets, Inc. ("Big V") and shares of common stock of Big V Holding Corp., Big V's corporate parent ("BVH," and together with Big V and certain other affiliates, the "Big V Entities"). The Fund's previous filings show an aggregate carrying value of $10.4 million for the Fund's investment in Big V and BVH as of June 30, 2001. In addition, the Fund's recent previous filings have indicated that the value that might be realized by the Fund with respect to its debt and equity investment depends significantly on the outcome of the Big V Entities' bankruptcy cases and related litigation, including litigation with Wakefern Food Corporation ("Wakefern").

         The litigation with Wakefern, which had been initiated by the Big V Entities, sought a declaration that Big V could exit the Wakefern food cooperative by tendering the shares of Wakefern owned by Big V back to Wakefern, transitioning to a new supplier and continuing to operate as an independent grocery store chain, without incurring a payment obligation to Wakefern (a so-called "Withdrawal Penalty") under the various agreements by and among Big V and its affiliates, Wakefern and other members of Wakefern (the "Wakefern Litigation"). Wakefern took the position that such effort by Big V triggers a Withdrawal Penalty.

         On or about September 12, 2001, the bankruptcy court docketed its judgment in favor of Wakefern in the Wakefern Litigation, thereby denying the request by the Big V Entities for a declaration that Big V could exit the Wakefern food cooperative by tendering the shares of Wakefern owned by Big V back to Wakefern, transitioning to a new supplier and continuing to operate as an independent grocery store chain, without incurring a Withdrawal Penalty. On or about September 17, 2001, the bankruptcy court docketed its written opinion explaining its reasons for its decision. On or about September 24, 2001, Big V filed a notice of appeal from the judgment entered in this matter.

         In addition, the exclusive period of time for the Big V Entities to propose a plan of reorganization in the Chapter 11 cases has been extended to November 8, 2001

         The Fund understands that the Big V Entities continue to consider various financial and operational alternatives in light of the bankruptcy court's ruling in the Wakefern Litigation. Although no announcement has been made as to the course of action that the Big V Entities will now pursue in their bankruptcy cases, two alternatives have been identified to the bankruptcy court: a possible transaction with Wakefern or a possible sale of Big V to a third party.

         Because the bankruptcy court held that Big V could not exit Wakefern without incurring a Withdrawal Penalty, the Fund believes that value will be attributed to a Withdrawal Penalty whether a transaction is concluded with Wakefern or with a third party. Although the value that will have to be attributed to a Withdrawal Penalty is uncertain, as the bankruptcy court has not specifically ruled on the proper amount of the Withdrawal Penalty, the Fund believes that the value likely to be attributed to the Withdrawal Penalty makes it highly unlikely that the Fund will receive further payment on account of its investment in Big V. Therefore, as of September 30, 2001, the Fund has written down to zero the carrying value of its investment in Big V and BVH.
                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on the 29th day of October, 2001.

                                    ML-LEE ACQUISITION FUND II, L.P.
                                    By:      Mezzanine Investments II, L.P.,
                                             its Managing General Partner
                                    By:      ML Mezzanine II Inc.,
                                             its General Partner

Dated:  October 29, 2001            By:/s/ Kevin T. Seltzer
                                     -----------------------------------------
                                     Kevin T. Seltzer, Vice President and
                                        Treasurer
                                     ML Mezzanine II, Inc.
                                     (Principal Financial Officer of Registrant)